Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Compliance Officer
The Bank of New York Trust Company, N.A.
600 North Pearl Street, Suite 420
Dallas, TX 75201
(214) 880-8238

WCA WASTE CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0829917 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Eagle Ridge Landfill, LLC
(Exact Name of Guarantor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1936216 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Material Reclamation, LLC
(Exact Name of Guarantor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2216174 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Material Recovery, LLC
(Exact Name of Guarantor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2216193 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Texas Environmental Waste Services, LLC
(Exact Name of Guarantor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-2413292 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Transit Waste, LLC
(Exact Name of Guarantor as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	84-1346896 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Translift, Inc.
(Exact Name of Guarantor as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0713147 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Waste Corporation of Arkansas, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0657709 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Waste Corporation of Kansas, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1186595 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Waste Corporation of Missouri, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0657707 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Waste Corporation of Tennessee, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0638022 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Waste Corporation of Texas, L.P.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0131947 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Capital, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0700077 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

WCA Holdings Corporation
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0660482 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Management Company, LP
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0700073 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Management General, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0700075 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Management Limited, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0700074 (I.R.S. employer identification no.)

13737 Plant Rd. Alpine, Alabama (Address of principal executive offices)	35014 (Zip Code)

WCA of Alabama, L.L.C.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0660477 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA of Central Florida, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3753650 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA of Florida, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3575415 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA of High Point, LLC
(Exact Name of Guarantor as specified in its charter)

North Carolina, (State or other jurisdiction of incorporation or organization)	56-2253463 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

WCA of North Carolina, LLC
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2584498 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Shiloh Landfill, L.L.C.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0616242 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Texas Management General, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-2053150 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
WCA Wake Transfer Station, LLC
(Exact Name of Guarantor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	13-4244660 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

WCA Waste Systems, Inc.
(Exact Name of Guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0656675 (I.R.S. employer identification no.)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(9.25% Senior Notes due 2014)
(Title of the indenture security)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).4. A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Dallas, and State of Texas, on the 21st day of September, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:
Name:	John C. Stohlmann
Title:	Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Colorado Interstate Gas Company Senior Note Securities, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:
Name:	John C. Stohlmann
Title:	Vice President
Dallas, Texas
September 21, 2006

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017
     At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,885
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	64,252
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,300
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,897
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	267,487
Other Intangible Assets	15,747
Other assets	39,669

Total assets	559,300

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices
Noninterest — bearing	2,420
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:	58,000
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable	0
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	79,825
Total liabilities	$140,245
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus	321,520
Retained earnings	96,770
Accumulated other comprehensive income	(235)
Other equity capital components	0
Total equity capital	$419,055

Total liabilities, minority interest, and equity capital	$559,300
     I, William Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William Winkelmann	)	Vice President
     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K Klugman, President	)
Frank Sulzberger, Managing Director	)	Directors
Michael F. McFadden, MD	)